                                                                    EXHIBIT 12.1

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                           (IN THOUSANDS OF DOLLARS)

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
               SIMON          SIMON          SIMON
             DEBARTOLO       PROPERTY      DEBARTOLO
            GROUP, L.P.    GROUP, L.P.    GROUP, L.P.            SIMON PROPERTY GROUP, L.P.
            ------------   ------------   ------------   ------------------------------------------      SIMON PROPERTY GROUP
                                                                                                           (THE PREDECESSOR)
                                                                                                      ---------------------------
                                                                                         FOR THE        FOR THE
                                                                                          PERIOD         PERIOD        FOR THE
                                                                                       DECEMBER 20     JANUARY 1         YEAR
             FOR THE SIX MONTHS ENDED
                     JUNE 30,                  FOR THE YEAR ENDED DECEMBER 31,              TO             TO           ENDED
            ---------------------------   ------------------------------------------   DECEMBER 31,   DECEMBER 19,   DECEMBER 31,
                1997           1996           1996           1995           1994           1993           1993           1992
            ------------   ------------   ------------   ------------   ------------   ------------   ------------   ------------
Earnings:
    Income
    (loss)
    before
      extraordinary
      items
      and
preference
      dis-
      tributions...   $ 91,475   $ 47,800   $134,663       $101,505       $ 60,308       $  8,707       $  6,912      ($ 11,692)
    Add:
  Minority
  interest
        in
    income
        of
  majority
     owned
          subsidiaries...      2,225      1,175      4,300      2,681        3,759             58          3,558            177
        Distributed
          in-
      come
      from
       un-
          consolidated
          entities...     12,240      2,662      5,538        6,214          5,795             --          6,076             --
    Fixed
charges...     141,095         83,500        210,913        154,159        154,580          3,690        161,856        183,961
    Less:
    Income
      from
       un-
          consolidated
          en-
 tities...      (1,377)        (3,132)        (4,060)        (5,140)        (1,034)           (43)         1,091             --
  Interest
  capital-
   ized...      (4,396)        (3,176)        (5,831)        (1,515)        (1,586)            --            (86)        (1,306)
            ------------   ------------   ------------   ------------   ------------   ------------   ------------   ------------
Earnings...   $241,262       $128,829       $345,523       $257,904       $221,822       $ 12,412       $179,407       $171,140
            ============   ============   ============   ============   ============   ============   ============   ============
Fixed
  Charges:
   Portion
      of
     rents
    repre-
 sentative
      of
      the
      in-
    terest
 factor...       1,705          1,190          2,900          2,420          2,087             37          1,491          1,693
  Interest
      on
 indebted-
      ness
(including
      amortization
      of debt
      expense)...    134,994     79,134      202,182        150,224        150,907          3,653        160,279        180,962
  Interest
  capitalized...      4,396      3,176         5,831          1,515          1,586             --             86          1,306
            ------------   ------------   ------------   ------------   ------------   ------------   ------------   ------------
Fixed
Charges...    $141,095       $ 83,500       $210,913       $154,159       $154,580       $  3,690       $161,856       $183,961
            ============   ============   ============   ============   ============   ============   ============   ============
Ratio of
  Earnings
  to Fixed
Charges...        1.71           1.54           1.64           1.67           1.43           3.36           1.11
            ============   ============   ============   ============   ============   ============   ============
Coverage
Deficit...                                                                                                            ($ 12,821)
                                                                                                                     ============
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